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                                                              Exhibit 3(i)

FEE:     $1.00 per $1,000.00
On Authorized Capital                 CERTIFICATE OF
MINIMUM FEE:          $50.00          INCORPORATION
                                         (PROFIT)

                                                            FOR OFFICE USE ONLY
FILE IN DUPLICATE

PRINT CLEARLY

TO THE SECRETARY OF THE STATE OF OKLAHOMA:
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
1.       The name of this corporation is:

                                           OG&E Holding Corp.
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         (PLEASE REFER TO PROCEDURE SHEET FOR STATUTORY WORDS REQUIRED TO BE INCLUDED IN THE CORPORATE NAME.)

2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

         A.M Strecker,    101 North Robinson,       Oklahoma City,    Oklahoma County, Oklahoma  73101
         -----------------------------------------------------------------------------------------------
         NAME             NUMBER & STREET ADDRESS       CITY                COUNTY              ZIP CODE
                                        (P.O. BOXES ARE NOT ACCEPTABLE)

3.       The duration of the corporation is:_______________________________________________
                                                 (PERPETUAL UNLESS OTHERWISE STATED)

4.       The purpose or purposes for which the corporation is formed are:

            to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.

5.A.     The aggregate number of shares which the corporation shall have  authority to issue, the designation of each class, the number of  shares of each class, and the par value of the shares of each class are as follows:

         NUMBER OF SHARES                SERIES                           PAR VALUE PER SHARE
                                                                  (OR, IF WITHOUT PAR VALUE, SO STATE)

         COMMON   1,000                                                              $.01
               ----------------------                              -----------------------------------
         PREFERRED          1,250,000                                                $.01
                  -------------------                              -----------------------------------
         TOTAL NO. SHARES:  1,251,000              TOTAL AUTHORIZED CAPITAL:    12,510.00
                           ----------                                        -------------------------

5.B      The preferences and voting powers, restrictions or qualifications of the Shares of Stock are set forth in Attachment A to the Certificate of Incorporation.


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6.       If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

         NAME                          MAILING ADDRESS          CITY             STATE            ZIP CODE

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         --------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------


7.       The name and mailing address of the incorporator(s):

         NAME                          MAILING ADDRESS          CITY             STATE            ZIP CODE

         NINA ZALENSKI,    321 NORTH CLARK STREET, SUITE 3300, CHICAGO,          ILLINOIS         60610
         --------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------

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         THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and have accordingly hereunto set my hand this 3rd day of August, 1995.

                                                            /s/ Nina Zalenski
                                                        -----------------------
                                                               Signature


                                                        -----------------------
                                                                Signature

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                 ATTACHMENT A TO CERTIFICATE OF INCORPORATION OF
                               OG&E HOLDING CORP.

ARTICLE 5.B

     A. AUTHORIZED CAPITAL STOCK. The total number of shares which the corporation shall have the authority to issue shall be 1,251,000 shares, of which 1,000 shares shall be Common Stock, par value $.01 per share, and 1,250,000 shares shall be Preferred Stock, par value $.01 per share.

     B. COMMON STOCK. The Board of Directors is hereby authorized to cause shares of Common Stock, without par value, to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the corporation to Capital or Capital Surplus.

     Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph C of this Article 5.B, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article 5.B, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors.

     After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by each.


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     C.   PREFERRED STOCK.  Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the corporation. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors of the corporation to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

          (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

          (2) the rate or rates of dividends applicable to shares of such series, which rate or rates may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the dividend periods, including the date or dates on which dividends are payable;

          (3) the price at and the terms and conditions on which shares of such series may be redeemed;

          (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the corporation;

          (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the corporation;

          (6) sinking fund provisions for the redemption or purchase of shares of such series;

          (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

          (8) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to one or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; provided, however, that in no event shall a share of Preferred Stock have more than one vote; and

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          (9)  any other such rights and preferences as are not inconsistent with the Oklahoma General Corporation Act.

     No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Oklahoma General Corporation Act, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

     D.   OTHER PROVISIONS

     (1) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph C of this Article 5.B, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     (2) Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (4) No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the corporation shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors

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to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     (5) The corporation reserves the right to increase or decrease its authorized capital shares, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon shareholders in the Certificate of Incorporation of this corporation, or any amendment thereto, are granted subject to this reservation.

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               ATTACHMENT B TO CERTIFICATE OF INCORPORATION OF
                             OG&E HOLDING CORP.

ARTICLE 8

     The Board of Directors shall have the power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.


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